CERTIFICATE OF DESIGNATIONS OF 6.875% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK OF F&G ANNUITIES & LIFE, INC. F&G Annuities & Life, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on November 7, 2023, the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Charter”), delegated to a Special Committee of independent and disinterested directors of the Board of Directors (the “Special Committee”), the authority to review, evaluate and, if determined to be in the best interest of the holders of the Common Stock (as defined herein) of the Corporation (other than FNF), to approve the creation of such new series of preferred stock; and (b) on January 11, 2024, the Special Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect: RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Charter, which authorizes the issuance of up to 25,000,000 shares of preferred stock of the Corporation, par value $0.001 per share (“Preferred Stock”), and delegated to the Special Committee, a series of Preferred Stock be, and hereby is, created and designated 6.875% Series A Mandatory Convertible Preferred Stock, and that the designation and number of shares of such series, and the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, are as set forth in this certificate of designations, as it may be amended from time to time (the “Certificate of Designations”), as follows: Section 1. Designation and Number of Shares. Pursuant to the Charter, there is hereby created out of the authorized and unissued shares of Preferred Stock, a series of Preferred Stock consisting of 5,000,000 shares of Preferred Stock designated as the “6.875% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof and the requirements of applicable law; provided that (i) no increase shall cause the number of authorized shares of Mandatory Convertible Preferred Stock to exceed the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Mandatory Convertible Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Where this Section 1 describes any action to be taken or decision to be made by the Board of Directors or an authorized committee thereof, the Board of Directors or authorized committee thereof (as the case may be) shall be required to act in accordance with the recommendation of the Committee of Independent Directors with respect to such action or decision.

2 Section 2. General Matters; Ranking. Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness and other liabilities. Section 3. Standard Definitions. As used herein with respect to Mandatory Convertible Preferred Stock: “Accumulated Dividend Amount” means, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for Dividend Periods prior to the relevant Fundamental Change Effective Date, including (but subject to the second sentence of Section 10(a)) for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date, subject to the last sentence of Section 10(a). “ADRs” shall have the meaning set forth in Section 15. “Agent Members” shall have the meaning set forth in Section 21(a). “Applicable Market Value” means the Average VWAP per share of Common Stock over the Settlement Period. “Average Price” shall have the meaning set forth in Section 4(c)(iii). “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period. “Averaging Period” shall have the meaning set forth in Section 14(a)(v). “Board of Directors” shall have the meaning set forth in the recitals. “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. “Bylaws” means the Bylaws of the Corporation, as they may be amended or restated from time to time. “Certificate of Designations” shall have the meaning set forth in the recitals. “Charter” shall have the meaning set forth in the recitals. “Clause A Distribution” shall have the meaning set forth in Section 14(a)(iii).

3 “Clause B Distribution” shall have the meaning set forth in Section 14(a)(iii). “Clause C Distribution” shall have the meaning set forth in Section 14(a)(iii). “Close of Business” means 5:00 p.m., New York City time. “Committee of Independent Directors” means a committee (whether or not formally constituted) consisting of all the independent and disinterested directors sitting at any time on the Board of Directors. “Common Stock” means the common stock, par value $0.001 per share, of the Corporation, subject to Section 15. “Conversion and Dividend Disbursing Agent” means the Person, if any, appointed as such by the Corporation with respect to the Mandatory Convertible Preferred Stock (or any successor appointed by the Corporation under Section 16); provided that in the absence of any such appointment, the Corporation shall perform all roles and responsibilities assigned to the Conversion and Dividend Disbursing Agent. “Conversion Date” shall mean the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable. “Corporation” shall have the meaning set forth in the recitals. “Depositary” means DTC or its nominee or any successor appointed by the Corporation. “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year to, and including, January 15, 2027, commencing April 15, 2024. “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the April 15, 2024 Dividend Payment Date. “Dividend Rate” shall have the meaning set for in Section 4(a). “DTC” means The Depository Trust Company. “Early Conversion” shall have the meaning set forth in Section 9(a). “Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 9(b)(i). “Early Conversion Average Price” shall have the meaning set forth in Section 9(b)(ii). “Early Conversion Date” shall have the meaning set forth in Section 11(b). “Early Conversion Settlement Period” shall have the meaning set forth in Section 9(b)(ii).

4 “Effective Date” shall mean the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable. “Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Exchange Property” shall have the meaning set forth in Section 15. “Expiration Date” shall have the meaning set forth in Section 14(a)(v). “Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate. “Floor Price” shall have the meaning set forth in Section 4(e)(ii). A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs: (i) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange (other than a consolidation, merger or other combination of the Corporation into or with FNF, or a binding share exchange with FNF) pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any person other than FNF or one or more of the Corporation’s Wholly-Owned Subsidiaries; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of its Wholly-Owned Subsidiaries, FNF or any of the Corporation’s or its Wholly-Owned Subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to

5 vote generally in elections of the Corporation’s directors; or (iii) the Common Stock (or other common stock constituting Exchange Property) ceases to be listed or quoted for trading on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or another U.S. national securities exchange or any of their respective successors). However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property. “FNF” means Fidelity National Financial, Inc. or any Wholly-Owned Subsidiary thereof. “Fundamental Change Conversion” shall have the meaning set forth in Section 10(a)(i). “Fundamental Change Conversion Date” shall have the meaning set forth in Section 11(c). “Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the Close of Business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change) but in no event later than January 15, 2027. If the Corporation provides the Fundamental Change Notice later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period shall be extended by a number of days equal to the number of days from, and including, the Fundamental Change Effective Date to, but excluding, the date of such Fundamental Change Notice; provided, however, that the Fundamental Change Conversion Period shall not be extended beyond January 15, 2027. “Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate per share of the Mandatory Convertible Preferred Stock set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Stock Price applicable to such Fundamental Change:

Fundamental Change Effective Date	Fundamental Change Stock Price										
	$20.00	$30.00	$40.00	$45.00	$50.00	$52.88	$60.00	$70.00	$80.00	$90.00	$100.00
January 12, 2024	0.9283	0.9255	0.9130	0.9084	0.9050	0.9036	0.9015	0.9008	0.9014	0.9027	0.9042
January 15, 2025	0.9922	0.9798	0.9536	0.9429	0.9346	0.9309	0.9242	0.9195	0.9179	0.9177	0.9182
January 15, 2026	1.0558	1.0460	1.0053	0.9847	0.9677	0.9598	0.9459	0.9361	0.9325	0.9316	0.9317
January 15, 2027	1.1111	1.1111	1.1111	1.1111	1.0000	0.9456	0.9456	0.9456	0.9456	0.9456	0.9456

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

(i) if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table above or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table above, the Fundamental Change Conversion Rate shall be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Fundamental Change Stock Price is in excess of $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Stock Prices in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and

(iii) if the Fundamental Change Stock Price is less than $20.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Stock Prices in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Stock Prices in the column headings in the table above are each subject to adjustment as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Fundamental Change Stock Prices shall equal (x) the Fundamental Change Stock Prices applicable immediately prior to such adjustment, *multiplied by* (y) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. The Fundamental Change Conversion Rates set forth in the table above will be each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 14.

"Fundamental Change Conversion Right" shall have the meaning set forth in Section 10(a).

"Fundamental Change Dividend Make-Whole Amount" shall have the meaning set forth in Section 10(a)(ii).

6

7 “Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change. “Fundamental Change Notice” shall have the meaning set forth in Section 10(b). “Fundamental Change Stock Price” means, for any Fundamental Change, the price paid (or deemed paid) per share of Common Stock in the Fundamental Change, which shall equal (i) if all holders of Common Stock receive only cash in such Fundamental Change, the amount of cash paid per share of Common Stock in such Fundamental Change, and (ii) in all other cases, the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date. “Holder” means each Person in whose name shares of Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes. “Initial Dividend Threshold” shall have the meaning set forth in Section 14(a)(iv). “Initial Issue Date” means January 12, 2024, the first original issue date of shares of the Mandatory Convertible Preferred Stock. “Initial Price” means $50.00, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $45.00. “Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which provide that such class or series ranks junior to the Mandatory Convertible Preferred Stock. “Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a). “Liquidation Preference” means, as to Mandatory Convertible Preferred Stock, $50.00 per share. “Mandatory Conversion” shall have the meaning set forth in Section 8(a). “Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(c)(i). “Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be January 15, 2027. If the Mandatory Conversion Date occurs after January 15, 2027 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts will accrue as a result of such postponement. “Mandatory Conversion Rate” shall have the meaning set forth in Section 8(b).

8 “Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations. “Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock. “Maximum Conversion Rate” shall have the meaning set forth in Section 8(b)(iii). “Minimum Conversion Rate” shall have the meaning set forth in Section 8(b)(i). “Nonpayment” shall have the meaning set forth in Section 7(b). “Nonpayment Remedy” shall have the meaning set forth in Section 7(b)(iii). “NYSE” means The New York Stock Exchange. “Officer” means the Executive Chairman of the Board, the President & Chief Executive Officer, the Chief Accounting Officer & Treasurer, any Executive Vice President, Senior Vice President, Vice President, the Chief Financial Officer, the Chief Investment Officer, the Chief Information Officer, the Chief Risk Officer, the Pension Risk Transfer Officer, the Tax Officer, the General Counsel & Secretary or any Assistant Secretary of the Corporation, as the case may be. “Open of Business” means 9:00 a.m., New York City time. “Parity Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, except for the Common Stock, the terms of which (i) expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution or (ii) do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding up or dissolution or (y) junior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding up or dissolution. “Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature. “Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations. “Preferred Stock Directors” shall have the meaning set forth in Section 7(b)(i).

9 “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise). “Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the Close of Business on the related Regular Record Date. “Registrar” means the Person, if any, appointed as such by the Corporation with respect to the Mandatory Convertible Preferred Stock (or any successor appointed by the Corporation under Section 16); provided that in the absence of any such appointment, the Corporation shall perform all roles and responsibilities assigned to the Registrar. “Regular Record Date” means, with respect to any Dividend Payment Date, the January 1, April 1, July 1 and October 1, as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day. “Relevant Stock Exchange” means the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. “Reorganization Common Stock” shall have the meaning set forth in Section 15. “Reorganization Event” shall have the meaning set forth in Section 15. “Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the Average VWAP of one share of the relevant Reorganization Common Stock over the relevant Reorganization Valuation Period (determined as if references to “Common Stock” in the definition of “VWAP” were references to the “Reorganization Common Stock” for such Reorganization Event), divided by (y) the Average VWAP of one share of Common Stock over the relevant Reorganization Valuation Period. “Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event. “Scheduled Trading Day” means any day that is scheduled to be a Trading Day. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

10 “Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution. “Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding January 15, 2027. “Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with U.S. generally accepted accounting principles, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation in respect of current or former directors, employees, consultants, partners and members and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. “Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion. “Spin-Off” means a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange. “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. “Threshold Appreciation Price” means $50.00, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $52.88. “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading, “Trading Day” means any Business Day. “Transfer Agent” means the Person, if any, appointed as such by the Corporation with respect to the Mandatory Convertible Preferred Stock (or any successor appointed by the Corporation under Section 16); provided that in the absence of any such appointment, the Corporation shall perform all roles and responsibilities assigned to the Transfer Agent. “Trigger Event” shall have the meaning set forth in Section 14(a)(iii). “Unit of Exchange Property” shall have the meaning set forth in Section 15.

11 “Valuation Period” shall have the meaning set forth in Section 14(a)(iii). “VWAP” per share of Common Stock on any Trading Day means the per share volume- weighted average price as displayed on Bloomberg page “FG<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose). “Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”. Section 4. Dividends. (a) Rate. Subject to the rights of holders of any class or series of Senior Stock, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, or an authorized committee thereof, out of funds of the Corporation legally available for payment, in the case of dividends paid in cash, and shares of Common Stock legally permitted to be issued, in the case of dividends paid in shares of Common Stock, cumulative dividends at the rate per annum of 6.875% of the Liquidation Preference per share of the Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $3.4375 per annum per share), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock pursuant to Section 4(c), as determined by the Corporation in its sole discretion (subject to the limitations set forth in Section 4(e)). If declared, dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available or shares of Common Stock legally permitted to be issued for the payment of such dividends. If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, whether or not such Record Holders convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after such Regular Record Date and on or prior to such immediately succeeding Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (subsequent to the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on Mandatory Convertible

12 Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360- day year (consisting of twelve 30-day months). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date. No dividend shall be paid unless and until the Board of Directors, or an authorized committee of the Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. Holders shall not be entitled to any dividends on Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends. Except as described in this Section 4(a), dividends on shares of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate, and all other rights of Holders will terminate, from and after the applicable Conversion Date (other than the right to receive the consideration due upon such conversion as described herein). Where this Section 4(a) describes any action to be taken or decision to be made by the Corporation, the Board of Directors or an authorized committee thereof, the Corporation, the Board of Directors or authorized committee thereof (as the case may be) shall be required to act in accordance with the recommendation of the Committee of Independent Directors with respect to such action or decision. (b) Priority of Dividends. So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other class or series of Junior Stock, and no Common Stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid in full in cash, shares of the Common Stock or a combination thereof, or a sufficient sum of cash or number of shares of the Common Stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of Common Stock or other Junior Stock, together with cash in lieu of any fractional share; (ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment or compensation agreement, including, without

13 limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholding or other acquisitions or surrender of shares or derivative securities to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases or deemed purchases or acquisitions of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of Common Stock or other Junior Stock; (iv) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the Initial Issue Date; (vi) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and the payment of cash in lieu of fractional shares. When dividends on shares of the Mandatory Convertible Preferred Stock or any Parity Stock (i) have not been declared and paid in full with respect to any dividend payment date and related dividend period (which terms include, in the case of the Mandatory Convertible Preferred Stock, the Dividend Payment Dates and Dividend Periods provided herein), or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable regular record date (which terms include, in the case of the Mandatory Convertible Preferred Stock, the Holder and Record Dates provided herein), then to the extent permitted by the terms of the Mandatory Convertible Preferred Stock or any series of Parity Stock, no dividends may be declared or paid on any shares of Parity Stock as to any such dividend payment date and related dividend period unless the ratio of dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Mandatory Convertible Preferred Stock and any Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring the Mandatory Convertible

14 Preferred Stock and such Parity Stock current in dividends, including undeclared dividends for past dividend periods (that is, for the Mandatory Convertible Preferred Stock, full accrued dividends); provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, the Corporation shall use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock. To the extent a dividend period with respect to the Mandatory Convertible Preferred Stock or any series of Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), for purposes of this paragraph, the Board of Directors or authorized committee thereof may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Parity Stock and Dividend Period(s) with respect to the Mandatory Convertible Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Parity Stock and the Mandatory Convertible Preferred Stock. Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends. (c) Method of Payment of Dividends. (i) Subject to the limitations set forth in Section 4(e), the Corporation may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends pursuant to Section 8 or Section 10), as determined in the Corporation’s sole discretion: (A) in cash; (B) by delivery of shares of Common Stock; or (C) through any combination of cash and shares of Common Stock. (ii) The Corporation shall make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock, no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided, however, that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash. Where this Section 4(c) describes any action to be taken or decision to be made by the Corporation, the Corporation shall be required to act in

15 accordance with the recommendation of the Committee of Independent Directors with respect to such action or decision. (iii) All cash payments to which a Holder is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on, and including, the sixth Scheduled Trading Day prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts shall accrue as a result of such postponement. (d) No fractional shares of Common Stock shall be delivered to the Holders in payment or partial payment of a dividend. The Corporation shall instead, to the extent it is legally permitted to do so, pay a cash amount (computed to the nearest cent) to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend. (e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to: (i) the declared dividend, divided by (ii) $15.75, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as provided in Section 14 (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, and to the extent permitted under the terms of the documents governing the Corporation’s indebtedness, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent). To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock. (f) To the extent that a Shelf Registration Statement is required in the Corporation’s reasonable judgment in connection with the issuance of, or for resales of,

16 Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of the Common Stock approved for listing on the NYSE (or if the Common Stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation and such qualification or action would subject it to such taxation. Section 5. Liquidation, Dissolution or Winding-Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, per share of Mandatory Convertible Preferred Stock, the Liquidation Preference of $50.00 per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, such amount to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock. (b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Mandatory Convertible Preferred Stock and (2) (x) with respect to any series of Parity Stock on which dividends accrue on a cumulative basis, the liquidation preference of, and the amount of accrued, cumulative and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution), and (y) with respect to any series of Parity Stock on which dividends accrue on a noncumulative basis, the liquidation preference of, and the amount of declared but unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution), are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to (i) in the case of the Mandatory Convertible Preferred Stock and any series of Parity Stock on which dividends accrue on a cumulative basis, their respective liquidation preferences and amounts equal to the accrued, cumulative and unpaid dividends to which they are entitled; and (ii) in the case of any series of Parity Stock on which dividends accrue on a noncumulative basis, their respective liquidation preferences and amounts equal to any declared but unpaid dividends.

17 (c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation. (d) Neither the sale, lease or exchange of all or substantially all of Corporation’s assets or business, nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. Section 6. No Redemption; No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any redemption rights, sinking fund or other similar provisions. Notwithstanding the foregoing, the Corporation may, at its option, purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, Holders on such terms as the Holder thereof and the Corporation may agree. Notwithstanding anything to the contrary herein, the Corporation shall not purchase or exchange the Mandatory Convertible Preferred Stock unless such purchase or exchange has been authorized by action of the Committee of Independent Directors. Section 7. Voting Power. (a) General. Holders shall not have any voting rights or powers other than those set forth in this Section 7, except as specifically required by Delaware law or by the Charter from time to time. (b) Without the vote or consent of the Holders, so long as such action does not adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, correct, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes: (i) to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent with any other provision contained in this Certificate of Designations; (ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Charter or this Certificate of Designations; or (iii) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change). In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to file a certificate of correction with respect to this Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

18 Prior to the Close of Business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such shares of Common Stock, including voting powers, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. (c) In connection with any vote expressly set forth in this Section 7, the number of votes that each share of Mandatory Convertible Preferred Stock shall have shall be equal to the respective per share liquidation preference amounts of the Mandatory Convertible Preferred Stock. (d) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws and applicable law. (e) Notwithstanding anything to the contrary herein, the Corporation shall not amend, alter, correct, supplement or repeal any terms of the Mandatory Convertible Preferred Stock unless such amendment, alteration, correction, supplement or repeal of such terms has been authorized by action of the Committee of Independent Directors. Section 8. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of the Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted in accordance with Section 9 or Section 10) on the Mandatory Conversion Date (“Mandatory Conversion”) into a number of shares of Common Stock equal to the Mandatory Conversion Rate. (b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 8(c), be as follows: (i) if the Applicable Market Value is greater than the Threshold Appreciation Price, the Mandatory Conversion Rate shall be equal to 0.9456 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”); (ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, the Mandatory Conversion Rate per share of the Mandatory Convertible Preferred Stock shall be equal to $50.00 divided by the Applicable Market Value, rounded to the nearest ten-thousandth of a share of Common Stock; or (iii) if the Applicable Market Value is less than the Initial Price, the Mandatory Conversion Rate shall be equal to 1.1111 shares of Common Stock per share of the

19 Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”); provided that the Fixed Conversion Rates are each subject to adjustment in accordance with the provisions of Section 14. (c) If the Corporation declares a dividend on the Mandatory Convertible Preferred Stock for the Dividend Period ending on, but excluding, January 15, 2027, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section 4. If on or prior to January 15, 2027, the Corporation has not declared a dividend payable in the amount of all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to: (i) the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (the “Mandatory Conversion Additional Conversion Amount”), divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using January 15, 2027 as the applicable Dividend Payment Date). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if it is legally able to do so, and to the extent permitted under the terms of the documents governing its indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the Holders. To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of Mandatory Convertible Preferred Stock. For the avoidance of doubt, the Mandatory Conversion Rate shall in no event exceed the Maximum Conversion Rate, subject to adjustment in accordance with the provisions of Section 14, and exclusive of any amounts owing in respect of any Mandatory Conversion Additional Conversion Amount or any accrued and unpaid dividends paid at the Corporation’s election in shares of Common Stock. Section 9. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, subject to satisfaction of the conversion procedures set forth in Section 11, the Holders shall have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), at any time prior to January 15, 2027 (an “Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 9(b). (b) If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on

20 or prior to the Dividend Payment Date immediately prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock equal to: (i) such amount of undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock for such prior full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by (ii) the greater of (x) the Floor Price and (y) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”). To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver shares of Common Stock in respect of such shortfall. Except as set forth in the first sentence of this Section 9(b), upon any Early Conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, in accordance with Section 4. Section 10. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to January 15, 2027, the Holders shall have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 10(a) being a “Fundamental Change Conversion”), into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock; (ii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 8.0% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for (A) the partial Dividend Period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (B) all the remaining full Dividend Periods from, and including, the Dividend

21 Payment Date following the Fundamental Change Effective Date to, but excluding, January 15, 2027 (the “Fundamental Change Dividend Make-Whole Amount”), payable in cash or shares of Common Stock; and (iii) with respect to such converted shares of Mandatory Convertible Preferred Stock, receive the Accumulated Dividend Amount payable in cash or shares of Common Stock, subject, in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of Common Stock the Corporation will be required to deliver as set forth in Section 10(d). Notwithstanding clauses (ii) and (iii), if the Fundamental Change Effective Date or the Fundamental Change Conversion Date falls after the Regular Record Date for a Dividend Period for which the Corporation has declared a dividend and prior to the next Dividend Payment Date, then the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 4, and the Accumulated Dividend Amount shall not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount shall not include the present value of the payment of such dividend. (b) To exercise the Fundamental Change Conversion Right, Holders must submit their shares of Mandatory Convertible Preferred Stock for conversion at any time during the Fundamental Change Conversion Period. Holders that submit their shares of Mandatory Convertible Preferred Stock for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the relevant Accumulated Dividend Amount. The Corporation shall provide written notice (the “Fundamental Change Notice”) to Holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. The Fundamental Change Notice shall state: (i) the event causing the Fundamental Change; (ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be; (iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period; (iv) the Fundamental Change Conversion Period; and (v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

22 (c) Not later than the second Business Day following the Fundamental Change Effective Date, the Corporation shall notify Holders of: (i) the Fundamental Change Conversion Rate (if notice is provided to Holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined); (ii) the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will pay such amount in cash, or shares of Common Stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and (iii) the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Corporation will pay such amount in cash, shares of Common Stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable. (d) (i) For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option (subject to satisfaction of the requirements of this Section 10): (A) pay the Fundamental Change Dividend Make-Whole Amount in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so and to the extent permitted under the terms of the documents governing its indebtedness; (B) increase the number of shares of Common Stock (or Units of Exchange Property) to be issued upon conversion by a number equal to (x) the Fundamental Change Dividend Make-Whole Amount, divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price; or (C) pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of Common Stock (or Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above. (ii) In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount (subject to satisfaction of the requirements of this Section 10): (A) in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so and to the extent permitted under the terms of the documents governing its indebtedness;

23 (B) in an additional number of shares of Common Stock (or Units of Exchange Property) equal to (x) the Accumulated Dividend Amount, divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price; or (C) through a combination of cash and shares of Common Stock (or Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above. (iii) The Corporation shall pay the Fundamental Change Dividend Make- Whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Fundamental Change Effective Date to make all or any portion of such payments in shares of Common Stock (or Units of Exchange Property). If the Corporation elects to deliver Common Stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in Common Stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares the Corporation delivers in respect thereof and (y) 97% of the Fundamental Change Stock Price, the Corporation shall, if it is legally able to do so, and to the extent permitted under the terms of the documents governing its indebtedness, pay such excess amount in cash (computed to the nearest cent). To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount. (iv) No fractional shares of Common Stock (or, to the extent applicable, Units of Exchange Property) shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. The Corporation shall instead, to the extent the Corporation is legally permitted to do so and to the extent permitted under the terms of the documents governing the Corporation’s indebtedness, pay a cash amount (computed to the nearest cent) to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of Common Stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Conversion Date. In the event the Corporation cannot pay cash in lieu of a fractional share, the Corporation shall instead round up to the nearest whole share for each Holder. (v) If the Corporation is prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of Common Stock equal to:

24 (A) the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by (B) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver additional shares of Common Stock in respect of such amount. Section 11. Conversion Procedures. (a) Pursuant to Section 8, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall mandatorily and automatically convert into shares of Common Stock. If more than one share of the Mandatory Convertible Preferred Stock held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so converted. A Holder of shares of the Mandatory Convertible Preferred Stock that are mandatorily converted shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of the Common Stock upon conversion, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such Holder. The shares of Common Stock issuable upon conversion shall be in uncertificated form and shall be issued to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any. The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Mandatory Conversion Date. Prior to the Close of Business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such Common Stock, including voting powers, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock. (b) To effect an Early Conversion pursuant to Section 9, a Holder must:

25 (i) complete and manually sign the conversion notice attached hereto as Exhibit A or a facsimile of such conversion notice; (ii) deliver the completed conversion notice to the Conversion and Dividend Disbursing Agent; (iii) if required, furnish appropriate endorsements and transfer documents; and (iv) if required, pay all transfer or similar taxes or duties, if any. The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered. A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. The shares of Common Stock issuable upon conversion shall be in uncertificated form and shall be issued to the converting Holder together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Early Conversion Date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any. The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the applicable Early Conversion Date. Prior to the Close of Business on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to such shares of Common Stock, including voting powers, rights to respond to tender offers for the Common Stock or rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock. In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred

26 Stock held by such Holder by notating such reduction in the register maintained by such Transfer Agent and Registrar. (c) To effect a Fundamental Change Conversion pursuant to Section 10, a Holder must: (i) complete and manually sign the conversion notice attached hereto as Exhibit A or a facsimile of such conversion notice; (ii) deliver the completed conversion notice to the Conversion and Dividend Disbursing Agent; (iii) if required, furnish appropriate endorsements and transfer documents; and (iv) if required, pay all transfer or similar taxes or duties, if any. The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered. A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. The shares of Common Stock issuable upon conversion shall be in uncertificated form and shall be issued to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, on the later of (i) the second Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any. The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Close of Business on the applicable Fundamental Change Conversion Date. Prior to the Close of Business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to the Common Stock, including voting powers, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.

27 In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock held by such Holder by notating such reduction in the register maintained by such Transfer Agent and Registrar. (d) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation. (e) Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 8, 9 or 10, as applicable and, if the applicable Conversion Date occurs after the Regular Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred Stock on such Regular Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 4. Section 12. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock (which shall initially equal a number of shares of Common Stock equal to the sum of (x) the product of (i) 5,000,000 shares of Mandatory Convertible Preferred Stock and (ii) the initial Maximum Conversion Rate and (y) the product of (i) 5,000,000 shares of Mandatory Convertible Preferred Stock and (ii) the maximum number of shares of Common Stock that would be added to the Mandatory Conversion Rate assuming (A) the Corporation paid no dividends on the shares of Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date and (B) the Floor Price is greater than 97% of the relevant Average Price). For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free

28 and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders). (c) All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights. (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on NYSE or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion (including, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount and the Fundamental Change Dividend Make-Whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make- Whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time. Section 13. Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of Mandatory Convertible Preferred Stock. (b) In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 8 or at the option of the Holder pursuant to Section 9 or Section 10, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period ending on,

29 and including, the Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable. In the event the Corporation cannot pay cash in lieu of a fractional share, the Corporation shall instead round up to the nearest whole share for each Holder. Section 14. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 14, except that the Corporation shall not make any adjustments to the Fixed Conversion Rates if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions set forth in Sections 14(a)(i)-(v) without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (i) the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such Holder. (i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula: CR1 = OS1 CR0 x OS0 where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable; CR1 = such Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 14(a)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 14(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective

30 as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 14(a)(i), the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date or immediately prior to the Open of Business on the relevant Effective Date, as the case may be, and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Corporation holds in treasury. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury. (ii) If the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate shall be increased based on the following formula: CR1 = OS0+ X CR0 x OS0+ Y where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance; CR1 = such Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y= the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any increase made under this Section 14(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered

31 after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred. For the purpose of this Section 14(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof. (iii) (A) If the Corporation distributes shares of its capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding: (1) dividends, distributions or issuances as to which the provisions set forth in Section 14(a)(i) or Section 14(a)(ii) shall apply; (2) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14(a)(iv) shall apply; (3) any dividends and distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as set forth under Section 15; (4) except as otherwise set forth in Section 14(a)(vii), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and (5) Spin-Offs as to which the provisions set forth below in Section 14(a)(iii)(B) shall apply; then each Fixed Conversion Rate shall be increased based on the following formula: CR1 = SP0 CR0 x SP0 – FMV

32 where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution; CR1 = such Fixed Conversion Rate in effect immediately after the Close of Business on such Record Date; SP0 = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and FMV = the fair market value (as determined by the Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution. Any increase made under this Section 14(a)(iii)(A) will become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the Record Date for the distribution. (B) With respect to an adjustment where there has been a Spin-Off, each Fixed Conversion Rate shall be increased based on the following formula: CR1 = FMV0 CR0 x + MP0 MP0 where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for the Spin-Off; CR1 = such Fixed Conversion Rate in effect immediately after the Open of Business on the Ex- Date for the Spin-Off;

33 FMV0 = the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and MP0 = the Average VWAP per share of Common Stock over the Valuation Period. The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the Valuation Period but will be given retroactive effect as of immediately after the Open of Business on the Ex-Date of the Spin- Off. Because the Corporation shall make the adjustment to each Fixed Conversion Rate with retroactive effect, it shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period until the second Business Day after the last Trading Day of such Valuation Period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 14(a)(iii) (and subject in all respects to Section 14(a)(i) and Section 14(a)(ii)): (A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (1) are deemed to be transferred with such shares of the Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 14(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 14(a)(iii). (B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other

34 assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). (C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made: (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 14(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued; provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of the Common Stock and are also issued in respect of future issuances of the Common Stock. For purposes of Section 14(a)(i), Section 14(a)(ii) and this Section 14(a)(iii), if any dividend or distribution to which this Section 14(a)(iii) is applicable includes one or both of: (A) a dividend or distribution of shares of Common Stock to which Section 14(a)(i) is applicable (the “Clause A Distribution”); or (B) an issuance of rights, options or warrants to which Section 14(a)(ii) is applicable (the “Clause B Distribution”), then: (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 14(a)(iii) with respect to such Clause C Distribution shall then be made; and

35 (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 14(a)(i) and Section 14(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such Effective Date” within the meaning of Section 14(a)(i) or “outstanding immediately prior to Close of Business on such Record Date” within the meaning of Section 14(a)(ii). (iv) If any cash dividend or distribution is made to all or substantially all holders of Common Stock other than a regular, quarterly cash dividend that does not exceed $0.21 per share (the “Initial Dividend Threshold”), each Fixed Conversion Rate shall be adjusted based on the following formula: CR1 = SP0 – T CR0 x SP0 – C where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution; CR1 = such Fixed Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution; SP0 = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; T = the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and C = the amount in cash per share the Corporation distributes to all or substantially all holders of Common Stock. The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to each Fixed Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to each Fixed Conversion Rate under this Section 14(a) (iv).

36 Any increase made under this Section 14(a)(iv) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate on the Record Date for such cash dividend or distribution. (v) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock (and excluding a tender offer solely to holders of fewer than 100 shares of Common Stock), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula: CR1 = AC + (SP1 x OS1) CR0 x OS0 x SP1 where, CR0 = such Fixed Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date; CR1 = such Fixed Conversion Rate in effect immediately after the Close of Business on the Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

37 OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and SP1 = the Average VWAP of Common Stock over the Averaging Period. The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the Close of Business on the last Trading Day of the Averaging Period but will be given retroactive effect as of immediately after the Close of Business on the Expiration Date. Because the Corporation will make the adjustment to each Fixed Conversion Rate with retroactive effect, it will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Averaging Period until the second Business Day after the last Trading Day of the Averaging Period. For the avoidance of doubt, no adjustment under this Section 14(a)(v) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth in the immediately succeeding sentence. In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded). For the avoidance of doubt, for purposes of this clause (v), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer. (vi) If: (A) the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and (B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon mandatory conversion of Mandatory Convertible Preferred Stock.

38 (vii) If the Corporation has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 14(a)(iii)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights. (viii) The Corporation may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the shares of Common Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors, or a committee thereof, determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) make such increases in each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Corporation may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Conversion Rate. (ix) The Corporation shall not adjust the Fixed Conversion Rates: (A) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan; (B) upon the issuance of any shares of Common Stock, warrants, options, units or other rights to or securities exercisable for the purchase or issuance of such shares of Common Stock (including the net share settlement of any such securities) pursuant to any present or future retirement, deferred compensation, incentive, equity or other benefit plan or program of or assumed by the Corporation or any of its Subsidiaries; (C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 14(a)(ix) and outstanding as of the Initial Issue Date; (D) for a change in par value of the Common Stock; (E) for stock repurchases that are not tender or exchange offers

39 referred to in Section 14(a)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors; (F) as a result of a tender offer that satisfies the exception described in Section 14(a)(v) above for offers solely to holders of fewer than 100 shares of Common Stock; (G) as a result of a tender or exchange offer by a Person other than the Corporation or one or more of its Subsidiaries; (H) for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described in Sections 8, 9 and 10; or (I) for any other issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities, except as otherwise stated herein. (x) Adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of Common Stock issuable to a Holder upon any conversion of the Mandatory Convertible Preferred Stock, the Corporation shall give effect to all adjustments that otherwise had been deferred pursuant to this clause (x), and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise provided above, the Corporation will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock and shall be made in good faith. (xi) For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $50.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $50.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein). (xii) Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors, or any authorized committee thereof, shall make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Stock Price and the

40 Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date, Record Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be. (b) Whenever the Fixed Conversion Rates are to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rates; (ii) within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates. Section 15. Recapitalizations, Reclassifications and Changes of Common Stock. In the event of: (a) any consolidation or merger of the Corporation with or into another Person or any conversion of the Corporation or domestication in or transfer to a foreign jurisdiction; (b) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation; (c) any reclassification of Common Stock into securities, including securities other than Common Stock; or (d) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition or a conversion of the Corporation or domestication in or transfer to a foreign jurisdiction), in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of

41 Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive). If any Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock in such Reorganization Event. The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property the Corporation shall deliver for each share of Mandatory Convertible Preferred Stock converted, or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date on which Holders of Mandatory Convertible Preferred Stock become holders of record of the underlying shares of Common Stock). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 8(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted Average Prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. The above provisions of this Section 15 shall similarly apply to successive Reorganization Events, and the provisions of Section 14 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event. The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

42 In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be: (i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 15 and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to the nearest cent). (ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 15 and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent). (iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 15 and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event will be equal to zero. Section 16. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The Corporation shall appoint a Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent with respect to the Mandatory Convertible Preferred Stock; provided that in the absence of any such appointment, the Corporation shall perform all roles and responsibilities assigned to the Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent. Upon the issuance of the Mandatory Convertible Preferred Stock, the Corporation shall notify the Holders whether any person has been appointed Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be. Upon any such removal or appointment, the Corporation shall give notice thereof to the Holders. Section 17. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

43 Section 18. Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or the Bylaws and by applicable law. Section 19. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class. Section 20. Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law. Section 21. Uncertificated Form. (a) The Mandatory Convertible Preferred Stock shall be issued in uncertificated form. Section 22. Transfers. (a) No Holder of shall transfer any shares of Mandatory Convertible Preferred Stock prior to July 12, 2024 (the “Permitted Transfer Date”) After the Permitted Transfer Date, subject to Section 22(b), a Holder may transfer shares of Mandatory Convertible Preferred Stock upon written notice to the Corporation. (b) Notwithstanding anything herein to the contrary, no transfer by any Holder of any shares of Mandatory Convertible Preferred Stock shall be permitted unless such transfer is made in compliance with all applicable securities laws. (c) Any sale or transfer, or purported sale or transfer, of any shares of Mandatory Convertible Preferred Stock shall be null and void unless the terms, conditions and provisions of this Section 22 are strictly followed. Any Person who receives Mandatory Convertible Preferred Stock in accordance with this Section 22 shall be deemed to be a “Holder” for all purposes hereunder. [Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Jodi Ahlman, its Senior Vice President, General Counsel & Secretary, this 12th day of January, 2024. F&G ANNUITIES & LIFE, INC. By: Name: Jodi Ahlman Title: Senior Vice President, General Counsel & Secretary [Signature Page to Certificate of Designations]

EXHIBIT A NOTICE OF CONVERSION (To be Executed by the Holder in order to Convert 6.875% Series A Mandatory Convertible Preferred Stock) The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.875% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of F&G Annuities & Life, Inc. (hereinafter called the “Corporation”), into common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. Holders that submit shares of Mandatory Convertible Preferred Stock during a Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations. Date of Conversion: Applicable Conversion Rate: Shares of Mandatory Convertible Preferred Stock to be Converted: Shares of Common Stock to be Issued:* Signature: Name: Address:** Fax No.: